Exhibit 21.01
INTUIT INC.
Subsidiaries as of August 18, 2015

Entity	Formation
Acrede Consulting Limited	Jersey
Acrede HR and Payroll Solutions Iberia SL	Spain
Acrede HR and Payroll Solutions (Jersey) Limited	Jersey
Acrede HR and Payroll Solutions Limited	United Kingdom
Acrede HR and Payroll Solutions Limited Asia Pte Limited	Singapore
Acrede HR and Payroll Solutions Pty Limited	Australia
AisleBuyer, LLC	Delaware
Apps.com, Inc.	Delaware
CarAnything.com, Inc.	California
CBS Corporate Services, Inc.	Texas
CBS Employer Services, Inc.	Texas
CBS Properties, Inc.	Texas
Computing Resources, Inc.	Nevada
Dallas Innovative Merchant Solutions, LLC	Texas
Demandforce, Inc.	California
Docstoc Inc.	Delaware
Electronic Clearing House, Inc.	Nevada
EmployeeMatters Insurance Agency, Inc.	Connecticut
Fossa Acquisition Sub LLC	Delaware
FTP Holdings Ltd	Jersey
GoodApril, Inc.	Delaware
INTU Holdings, Ltd.	Mauritius
Intuit Administrative Services, Inc.	Delaware
Intuit Australia Pty Limited	Australia
Intuit Brasil Participações Ltda.	Brazil
Intuit (Check) Software Ltd.	Israel
Intuit Canada Tax ULC	Canada
Intuit Canada ULC	Canada
Intuit Consumer Group Inc.	California
Intuit Distribution Inc.	California
Intuit Do-It-Yourself Payroll	California
Intuit Financing Inc.	Delaware

Intuit France SAS	France
Intuit Holding Ltd	United Kingdom
Intuit India Product Development Centre Private Ltd.	India
Intuit India Software Solutions Private Limited	India
Intuit Insurance Services Inc.	California
Intuit Limited	United Kingdom
Intuit Mint Bills, Inc.	Delaware
Intuit Mint Bills Payments, Inc.	Delaware
Intuit Payment Solutions, LLC	California
Intuit Payments Inc.	Delaware
Intuit Payroll Holding, LLC	Delaware
Intuit Payroll Services, LLC	Delaware
Intuit Singapore Pte. Limited	Singapore
Investment Solution Inc.	Delaware
Invitbox Pty Ltd	Australia
Invitco Holdings Pty Limited	Australia
KDK Softwares	India
Lacerte Software Corporation	Delaware
Lettuce Inc.	Delaware
Level Up Analytics GmbH	Germany
Lion’s Partners, LLC	Delaware
MerchantAmerica, Inc.	California
Mint Software Inc.	Delaware
MYNP Pty Ltd	Australia
Nuance Data, Inc.	Delaware
PayCycle, Inc.	Delaware
Payroll Solution, Inc.	Texas
PaySuite Limited	United Kingdom
Porticor Inc.	Delaware
Porticor Ltd.	Israel
Quicken Investment Services, Inc.	Delaware
Quincy Data Center, LLC	Washington
SecureTax.com, Inc.	Delaware
Superior Bankcard Service LLC	Delaware
XpressCheX, Inc.	California
Zeropaper Serviços De Informática S.A.	Brazil